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                                                                     EXHIBIT 3.1


            FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                              PHARMION CORPORATION


         Pharmion Corporation, a corporation organized and existing under the laws of the State of Delaware, hereby certifies that:

         1. The name of the Corporation is Pharmion Corporation. The Certificate of Incorporation of the corporation was originally filed with the Secretary of State of Delaware on August 26, 1999.

         2. Pursuant to Section 242 and 245 of the General Corporation Law of the State of Delaware, this Fourth Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of this Corporation.

         3. Immediately prior to the filing of this Fourth Amended and Restated Certificate of Incorporation all shares of the Corporation's then designated Series A-1, Series A-2, Series B and Series C Preferred Stock were converted upon the consent of the required percentage of the holders of such series of Preferred Stock. All shares of preferred stock that were so converted were cancelled upon such conversion and are not reissuable by the Corporation.

         4. This Fourth Amended and Restated Certificate of Incorporation was duly adopted by the written consent of the Board of Directors of the Corporation and by the written consent of the stockholders of the corporation in accordance with the applicable provisions of Sections 141, 228, 242 and 245 of the General Corporation Law of the State of Delaware.

         5. The text of the Fourth Amended and Restated Certificate of Incorporation of the corporation is hereby restated and further amended to read in its entirety as follows:

                                   ARTICLE I

         "The name of this corporation is Pharmion Corporation (the "Corporation").

                                   ARTICLE II

         The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

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                                   ARTICLE IV

         (A) CLASSES OF STOCK. The Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is 110,000,000 shares, each with a par value of $0.001 per share. 100,000,000 shares shall be Common Stock and 10,000,000 shares shall be Preferred Stock.

         (B) GENERAL PROVISIONS.

                  1. Subject to the provisions of this Certificate, the Corporation may issue shares of its Common Stock or Preferred Stock from time to time for such consideration (not less than the par value thereof) as may be fixed by the Board of Directors, which is expressly authorized to fix the same in its absolute and uncontrolled discretion. Shares so issued for which the consideration shall have been paid or delivered to the Corporation shall be deemed fully paid capital stock and shall not be liable to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares.

                  2. Subject to the provisions of this Certificate, the Corporation shall have authority to create and issue rights and options entitling their holders to purchase shares of the Corporation's capital stock of any class or series or other securities of the Corporation, and such rights and options shall be evidenced by instrument(s) approved by the Board of Directors or a committee of the Board of Directors. The Board of Directors or a committee of the Board of Directors shall be empowered to set the exercise price, duration, times for exercise, and other terms of such options or rights; provided, however, that the consideration to be received for any shares of capital stock subject thereto shall not be less than the par value thereof.

         The designations, powers, preferences, rights, qualifications, limitations and restrictions of the Common Stock and the Preferred Stock are as follows:

         (C) COMMON STOCK.

                  1. GENERAL. Except as otherwise provided herein or as otherwise provided by applicable law, all shares of Common Stock shall have identical rights and privileges in every respect.

                  2. RELATIVE RIGHTS OF PREFERRED STOCK AND COMMON STOCK. All preferences, voting powers, relative, participating, optional or other special rights and privileges, and qualifications, limitations, or restrictions of the Common Stock are expressly made subject and subordinate to those that may be fixed with respect to any shares of any series of the Preferred Stock.

                  3. VOTING RIGHTS. Except as otherwise required by law or this Certificate, each holder of Common Stock shall have one vote in respect of each share of stock held by such holder of record on the books of the Corporation on all matters submitted to a vote for stockholders of the Corporation. Except as otherwise provided in the Corporation's Certificate of Incorporation, the number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote



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of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of Delaware. Holders of Common Stock are not entitled to cumulate votes in the election of any directors.

                  4. DIVIDENDS. Subject to the prior rights and preferences, if any, applicable to shares of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the Corporation legally available therefor, dividends payable either in cash, in property or in shares of capital stock. Dividends payable under this Subsection (C) shall be paid to the holders of record of outstanding Common Stock as their names shall appear on the stock register of the Corporation on the record date fixed by the Board of Directors in advance of the declaration and payment of each dividend. Any shares of Common Stock issued as a dividend pursuant to this Subsection (C) shall, when so issued, be duly authorized, validly issued, fully paid and non-assessable, and free of all liens and charges. The Corporation shall not issue fractions of shares of Common Stock on payment of such dividend but shall issue a whole number of shares to such holder of Common Stock rounded up or down in the Corporation's sole discretion to the nearest whole number, without compensation to the stockholder whose fractional share has been rounded down or from any stockholder whose fractional share has been rounded up.

                  5. LIQUIDATION PREFERENCES. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, after all creditors of the Corporation shall have been paid in full and after payment of all sums payable in respect of Preferred Stock, if any, the holders of the Common Stock shall share on a pro rata basis in all distributions of assets pursuant to such liquidation.

                  6. RESERVATION OF SHARES. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, or out of shares of Common Stock held in its treasury, the full number of shares of Common Stock into which all shares of any series of Preferred Stock having conversion privileges from time to time outstanding are convertible.

         (D) PREFERRED STOCK.

                  1. GENERAL. The shares of Preferred Stock of the Corporation may be issued from time to time in one or more classes or series thereof, the shares of each class or series thereof to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as are stated and expressed herein or in the resolution or resolutions providing for the issue of such class or series, adopted by the Board of Directors as hereinafter provided.

                  2. ISSUANCE, DESIGNATIONS, PREFERENCES AND RIGHTS. Authority is hereby expressly granted to and vested in the Board of Directors, subject to the provisions of this Subsection (D), and to the limitations prescribed by the DGCL, to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, and with respect to each such class or series to fix by resolution or resolutions providing for the issue of such class or series and the designations, preferences and relative, participating, optional or other special rights, and



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qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each class or series thereof shall include, but not be limited to, the determination or fixing of the following:

                           (a) whether or not the class or series is to have
voting rights, full, special or limited, or is to be without voting rights, and whether or not such class or series is to be entitled to vote as a separate class either alone or together with the holders of one or more other classes or series of capital stock;

                           (b) the number of shares to constitute the class or
series and the designations thereof;

                           (c) the preferences and relative, participating,
optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to any class or series;

                           (d) whether or not the shares of any class or series
shall be redeemable at the option of the Corporation or the holders thereof or upon the happening of any specified event, and, if redeemable, the redemption price or prices (which may be payable in the form of cash, notes, securities or other property) and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

                           (e) whether or not the shares of a class or series
shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and, if such retirement or sinking fund or funds are to be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

                           (f) the dividend rate, whether dividends are payable
in cash, securities of the Corporation or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other class or classes or series of capital stock, whether or not such dividends shall be cumulative or noncumulative and, if cumulative, the date or dates from which such dividends shall accumulate;

                           (g) the preferences, if any, and the amounts thereof
which the holders of any class or series thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

                           (h) whether or not the shares of any class or series,
at the option of the Corporation or the holder thereof or upon the happening of any specified event, shall be convertible into or exchangeable for the shares of any other class or classes or of any other series of the same or any other class or classes of capital stock, securities, or other property of the Corporation or any other entity and the conversion price or prices, ratio or ratios, or the rate or rates at which such conversion or exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

                           (i) such other special rights and protective
provisions with respect to any class or series the Board of Directors may provide.



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                  3. The shares of each class or series of Preferred Stock may vary from the shares of any other class or series thereof in any or all of the foregoing respects. The Board of Directors may increase the number of shares of the Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The Board of Directors may decrease the number of shares of the Preferred Stock designated for any existing class or series by a resolution subtracting from such class or series authorized and unissued shares of the Preferred Stock designated for such existing class or series, and the shares so subtracted shall become authorized, unissued and undesignated shares of the Preferred Stock.

                  4. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock without a vote of a majority of the holders of the Preferred Stock, or any class or series thereof, unless a vote of any such holders is otherwise required pursuant to this Subsection (D).

         Holders of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote.

                                   ARTICLE V

         (A) BOARD OF DIRECTORS. The number, classification and terms of the Board of Directors and the procedures to elect directors and to remove directors shall be as follows:

                  1. NUMBER OF DIRECTORS. Except as otherwise fixed by or pursuant to the provisions of this Certificate relating to the rights of the holders of any class or series of Preferred Stock to elect directors under specified circumstances, the number of directors constituting the Board of Directors shall be no less than one, as fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the members of the Board of Directors. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. No director need be a stockholder.

                  2. CLASSIFICATIONS. Subject to the rights of holders of any subsequently issued class or series of Preferred Stock, the directors of the Corporation shall be divided by the Board of Directors into three classes (the "Classified Directors") with the first class ("Class I"), second class ("Class II") and third class ("Class III") each to consist as nearly as practicable of an equal number of directors. The term of office of the initial Class I directors shall expire at the first annual meeting of stockholders following the Effective Date, the term of office of the initial Class II directors shall expire at the second annual meeting of stockholders following the Effective Date, and the term of office of the initial Class III directors shall expire at the third annual meeting of stockholders following the Effective Date, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders, the Classified Directors elected to succeed those Classified Directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders following their election.



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                  3. WRITTEN BALLOTS. Elections of the directors need not be by written ballot unless otherwise provided in the Bylaws of the Corporation.

                  4. REMOVAL. A director of the Corporation may be removed only for cause. For purposes of removal of a director of the Corporation, "cause" shall mean (a) a final conviction of a felony involving moral turpitude or (b) willful misconduct that is materially and demonstrably injurious economically to the Corporation. For purposes of this definition of "cause," no act, or failure to act, by a director shall be considered "willful" unless committed in bad faith and without a reasonable belief that the act or failure to act was in the best interest of the Corporation or any Affiliate of the Corporation. "Cause" shall not exist unless and until the Corporation has delivered to the director a written notice of the act or failure to act that constitutes "cause" and, if cure is possible, such director shall not have cured such act or omission within 90 days after the delivery of such notice. As used in this Certificate, "Affiliate" has the meaning given such term under Rule 12b-2 of the Securities Exchange Act of 1934.

                  5. VACANCIES. Vacancies on the Board of Directors may be filled by no less than a majority vote of the remaining directors then in office, or by the sole remaining director, or by the stockholders if the vacancy was caused by removal of the director by the stockholders.

                                   ARTICLE VI

         Meetings of the stockholders may be held within or without the State of Delaware, as the Bylaws may provide. A special meeting of the stockholders may be called, and business to be considered at any such meeting may be proposed, at any time exclusively by the Chairman of the Board of Directors, the Chief Executive Officer or a majority of the members of the Board of Directors, and no stockholder of the Corporation shall require the Board of Directors to call a special meeting of stockholders or to propose business at a special meeting of stockholders. The books of the Corporation may be kept (subject to any provision contained in the statute) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws.

                                  ARTICLE VII

         No action required to be taken or that may be taken at any meeting of holders of Common Stock may be taken without a meeting. The power of holders of Common Stock to consent in writing, without a meeting, to the taking of any action is specifically denied.

                                  ARTICLE VIII

         The Board of Directors of the Corporation is expressly authorized to make, alter or repeal Bylaws of the Corporation, subject to any restrictions contained in the Bylaws of the Corporation or in this Certificate of Incorporation.

                                   ARTICLE IX

         (A) To the fullest extent permitted by the Delaware General Corporation Law, as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally



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liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

         (B) The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director or officer of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as a director or officer at the request of the Corporation or any predecessor to the Corporation, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by or on behalf of such person in connection with such action or proceeding and any appeal therefrom.

         (C) Neither any amendment nor repeal of this ARTICLE IX, nor the adoption of any provision of the Corporation's Certificate of Incorporation inconsistent with this ARTICLE IX, shall eliminate or reduce the effect of this
ARTICLE IX in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this ARTICLE IX, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision."

                                   ARTICLE X

         Notwithstanding any other provisions of this Certificate or any provision of law that might otherwise permit a lesser or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law or by this Certificate, the affirmative vote of the holders of not less than 80 percent of the outstanding shares of the Corporation then entitled to vote upon the election of directors, voting together as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with, ARTICLE V, ARTICLE VI, ARTICLE VII, ARTICLE VIII or this ARTICLE X of this Certificate.


                  [Remainder of page intentionally left blank.]

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         IN WITNESS WHEREOF, Pharmion Corporation has caused this Fourth Amended and Restated Certificate of Incorporation to be duly executed by its Chief Executive Officer this __ day of ____________, 2003.

                                              PHARMION CORPORATION


                                              By:
                                                 -------------------------------
                                                 Name: Patrick J. Mahaffy
                                                 Title: Chief Executive Officer



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